As filed with the Securities and Exchange Commission on September 20, 2004.

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 20, 2004 (September 15, 2004)

MEDAREX, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 State Road, Princeton, N.J. 08540-1437

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (609) 430-2880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MEDAREX, INC.

FOR

CURRENT REPORT ON FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On September 15, 2004, Medarex, Inc. and its wholly owned subsidiary, Genpharm International, Inc., entered into an amended research and collaboration agreement with Pfizer, Inc., providing for the discovery and development of up to 50 antibody products over ten years. In addition, Medarex and Pfizer entered into license agreements providing for the cross-license of certain patents relating to each party’s respective anti-CTLA-4 antibody programs. Medarex also entered into a related securities purchase agreement with an affiliate of Pfizer.

Under the terms of the collaboration, Medarex expects to use its UltiMab™ human antibody technology to create product candidates to disease-associated targets identified by Pfizer. Medarex will receive payments for performing these antibody-making services. The product candidates generated by the collaboration will then be transferred to Pfizer, which will be fully responsible for the worldwide development and commercialization of such product candidates, including the payment of all costs and expenses related thereto. Medarex has no future payment obligations relating to the development and commercialization of these product candidates. Medarex has the potential to receive research funding, license fees and milestone payments (if certain development milestones are met), as well as royalties on any commercial sales of the product candidates.

Medarex and Pfizer have also exchanged non-exclusive licenses to patents relating to antibodies to CTLA-4. Both companies have retained all rights to their separate anti-CTLA-4 products. Pursuant to these license agreements, Medarex has the potential to receive milestone payments as well as royalties, in each case based upon commercial sales of any Pfizer anti-CTLA-4 antibody product. Medarex may have modest upstream payment obligations to unrelated third parties in connection with such products. Medarex has no future payment obligations to Pfizer in connection with any anti-CTLA-4 product Medarex may develop.

Pursuant to these agreements, on September 20, 2004, Pfizer made an initial cash payment to Medarex of $80 million and purchased, through its wholly owned subsidiary Pfizer Overseas Pharmaceuticals, a total of 4,827,808 unregistered shares of Medarex common stock at a purchase price equal to $6.21 per share for an aggregate purchase price of $30 million. These shares were issued in a private placement pursuant to the exemptions from registration provided by Section 4(2) and Regulation S of the Securities Act of 1933, as amended. The purchase price represented a premium to the market price based on a 10-day trailing average ending September 10, 2004. Pfizer also agreed to a two-year lock-up period with respect to any sales of such stock. In addition, Medarex has no future obligation to register such stock.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number
99.1	Press Release issued September 20, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.
Registrant

Date: September 20, 2004	By:	/s/ Christian S. Schade
Christian S. Schade
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description	Page Number
99.1	Press Release issued September 20, 2004